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                                                                  Exhibit (k)(4)

           FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED

                         ------------------------------

                            AUCTION AGENCY AGREEMENT

                             dated as of _____, 2003

                                   Relating to

                    Auction Market Preferred Shares ("AMPS")

                             Series __ and Series __

                                       of

           FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN FUND INCORPORATED

                         ------------------------------

                            WILMINGTON TRUST COMPANY
                                as Auction Agent


                            AUCTION AGENCY AGREEMENT

          This Auction Agency Agreement (this "Agreement"), dated as of _______, 2003, is by and between Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Fund") and Wilmington Trust Company, a Delaware banking corporation.

          The Fund proposes to issue an aggregate of ____ preferred shares, par value $.01 per share, liquidation preference $25,000 per share, designated as Auction Market Preferred Shares, Series __ and Series __ (collectively, the "AMPS"), pursuant to the Articles Supplementary (as defined below).

          The Fund desires that Wilmington Trust Company perform certain duties as agent in connection with each Auction (as defined below) (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the AMPS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Fund hereby appoints Wilmington Trust Company as said Auction Agent and Paying Agent in accordance with such terms and conditions.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

1.   Definitions and Rules of Construction.

          1.1  Terms Defined By Reference to the Articles Supplementary.

          Capitalized terms used herein, but not defined herein shall have the respective meanings specified in the Articles Supplementary.

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          1.2  Terms Defined Herein.

          As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                    (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

                    (b)  "Agreement" shall mean this Agreement.

                    (c) "Articles Supplementary" shall mean the Articles Supplementary Establishing and Fixing the Rights and Preferences of Auction Market Preferred Shares of the Fund dated ____, 2003 specifying the powers, preferences and rights of the AMPS.

                    (d)  "Auction" shall have the meaning specified in Section
2.1 hereof.

                    (e) "Auction Procedures" shall mean the auction procedures constituting Part II of the Articles Supplementary as of the filing thereof.

                    (f) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President and Assistant Secretary of the Auction Agent's Corporate Trust Department and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Fund.

                    (g) "Broker-Dealer Agreement" shall mean each agreement among the Fund, the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                    (h) "Fund Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund Officer" for purposes hereof in a notice to the Auction Agent.

                    (i) "Settlement Procedures" shall mean the Settlement Procedures attached to the Broker-Dealer Agreement as Exhibit B.

          1.3  Rules of Construction.

          Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the Agreement:

                    (a) words importing the singular number shall include the plural number and vice versa.

                    (b) the captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

                    (c) the words "hereof", "herein", "hereto" and other words of similar import refer to the Agreement as a whole.

                    (d) all references herein to a particular time of day shall be to New York City time.

2.   The Auction.

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          2.1  Purpose; Incorporation by Reference of Auction Procedures and
               Settlement Procedures.

                    (a) The Board of Directors of the Fund has adopted a resolution appointing Wilmington Trust Company as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of AMPS for which the Applicable Rate is to be determined by auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                    (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

          2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

                    (a) Not later than seven days prior to the first Auction Date for the first series of AMPS subject to an Auction, the Fund shall provide the Auction Agent with a list of the Broker-Dealers. Not later than seven days prior to any Auction Date for any series of AMPS for which any change in such list of Broker-Dealers is to be effective, the Fund will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Fund proposes to designate any Special Rate Period of any series of AMPS pursuant to Section 3 of Part I of the Articles Supplementary, not later than 11:00 A.M. on the Business Day next preceding the Auction next preceding the first day of such Rate Period or by such later time or date, or both, as may be agreed to by the Auction Agent, the Fund shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent and the Fund shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                    (b) In the event that any Auction Date for any series of AMPS shall be changed after the Auction Agent shall have given the notice referred to in the Settlement Procedures, or after the notice referred to in
Section 2.3 hereof, if applicable, the Auction Agent, by such means as the Auction Agent reasonably deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                    (c)  (i)    The Auction Agent shall maintain a current
registry of the Beneficial Owners of the AMPS of each series who shall constitute Existing Holders of AMPS of such series for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing AMPS of such series. The Auction Agent shall keep such registry current and accurate based on the information provided to it from time to time by the Broker-Dealer. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the AMPS of each series a list of the initial Existing Holders of the shares of each such series of AMPS, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of AMPS of any series (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Fund that have been devised for the purpose of determining

                                        3
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the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures.

                    (ii) In the event of any partial redemption of any series of AMPS, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes should remain Existing Holders after such redemption based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of AMPS of such series such Broker-Dealer believes are owned by such Person after such redemption. In the absence of receiving any such information from any Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of AMPS of such series shown in such registry.

                    (iii) The Auction Agent shall be required to register a transfer of AMPS of any series from an Existing Holder of such AMPS only if such transfer is to another Existing Holder, or other Person if permitted by the Fund, and only if such transfer is made (A) pursuant to an Auction, (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit B to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Fund, that purchased or sold such AMPS in an Auction of the failure of such AMPS to be transferred as a result of such Auction or (C) pursuant to procedures approved by the Fund that have been devised for the purpose of determining the identities of Existing Holders in situations where AMPS may have been transferred without compliance with any restriction on the transfer thereof set forth in the Auction Procedures. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 1:00 P.M. on the Business Day preceding such Auction. The Auction Agent shall rescind a transfer made on the registry of the Existing Holders of the AMPS if the Auction Agent has been notified in writing by the Broker-Dealer of any Person that (i) purchased any AMPS and the seller failed to deliver such shares or (ii) sold any AMPS and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

                    (d) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes are Beneficial Owners based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of AMPS such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such AMPS to any Person other than the Fund and the Broker-Dealer that provided such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) it is advised by its counsel that its failure to do so would be unlawful.

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          2.3  Auction Schedule.

          The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

TIME                               EVENT
----                               -----
By 9:30 A.M.                       Auction Agent advises the Fund and
                                   Broker-Dealers of the applicable Maximum Rate
                                   and the Reference Rate(s), as the case may
                                   be, used in determining such Maximum Rate and
                                   Reference Rate as set forth in Section 2.7
                                   hereof.

9:30 A.M. - 1:30 P.M.              Auction Agent assembles information
                                   communicated to it by Broker-Dealers as
                                   provided in Section 2(a) of the Auction
                                   Procedures. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.         Auction Agent makes determinations pursuant
                                   to Section 3(a) of the Auction Procedures.

By approximately 3:00 P.M.         Auction Agent advises Fund of results of
                                   Auction as provided in Section 3(b) of the
                                   Auction Procedures.

                                   Submitted Bids and Submitted Sell Orders are accepted and rejected and AMPS allocated as provided in Section 4 of the Auction
                                   Procedures.

                                   Auction Agent gives notice of Auction results as set forth in Section 2.4 hereof.

The Auction Agent shall follow the notification procedures set forth in the Settlement Procedures.

          2.4  Notice of Auction Results.

          The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related AMPS by telephone or through its auction processing system as set forth in the Settlement Procedures.

          2.5  Broker-Dealers.

                    (a) Not later than 12:00 Noon on the Business Day next succeeding each Auction Date for any series of AMPS, the Fund shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to Section 3.6 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 3.6 of each such Broker-Dealer Agreement.

                                        5
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                    (b)  The Fund shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Fund may designate Merrill Lynch, Pierce, Fenner & Smith Incorporated as Broker-Dealer.

                    (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund, provided that at least one Broker-Dealer Agreement would be in effect for each series of AMPS after such termination.

                    (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.5(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Fund shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Fund shall request, which schedules, among other things, shall set forth the series of AMPS to which such Broker-Dealer Agreement relates.

          2.6  Special Rate Periods.

          The provisions contained in Section 3 of Part I of the Articles Supplementary concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Fund and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          2.7  Determination of Maximum Rate.

                    (a) (i) On each Auction Date, the Auction Agent shall determine the Reference Rate and the Maximum Rate. If any "AA" Financial Composite Commercial Paper Rate, Treasury Index Rate or Reference Rate, as the case may be, is not quoted on an interest or bond equivalent, as the case may be, basis, the Auction Agent shall convert the quoted rate to the interest or bond equivalent thereof as set forth in the definition of such rate in the Articles Supplementary if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest or bond equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest or bond equivalent rate after consultation with the Fund as to the method of such conversion.

                    (ii) If any "AA" Financial Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Financial Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a substitute Commercial Paper Dealer or substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

                    (iii) If any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a substitute U.S. Government Securities Dealer or substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

          2.8  Ownership of Shares of AMPS.

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          The Fund shall notify the Auction Agent if the Fund or any affiliate of the Fund acquires any AMPS of any series. Neither the Fund nor any affiliate of the Fund shall submit any Order in any Auction for AMPS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Fund may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.8, a Broker-Dealer shall not be deemed to be an affiliate of the Fund solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Fund. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

          2.9  Access to and Maintenance of Auction Records.

          The Auction Agent shall afford to the Fund, its agents, independent public accountants and counsel and the Broker-Dealers, access at reasonable times during normal business hours to review and make extracts or copies of all books, records, documents and other information concerning the conduct and results of Auctions (at no cost to the Auction Agent), provided that any such agent, accountant, counsel or Broker-Dealer shall furnish the Auction Agent with a letter from the Fund requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of six years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder. Upon the expiration of this six-year period, the Auction Agent shall, upon the written request of the Fund, deliver to the Fund all such records. The Auction Agent also shall undertake to furnish to the Securities and Exchange Commission, upon demand, either at its principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Fund without the approval of the Auction Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference. The Auction Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with the requirements of applicable law, and will be surrendered promptly to the Fund on and in accordance with its request.

3.   The Auction Agent as Dividend and Redemption Price Disbursing Agent.

          The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of AMPS of any series (i) on each Dividend Payment Date for such series, dividends on the AMPS of such series, (ii) on any date fixed for redemption of AMPS of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Fund with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of AMPS to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Fund as set forth in Section 2 of Part I of the Articles Supplementary with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Fund as set forth in Section 8 of Part I of the Articles Supplementary with respect to such series. The Fund shall notify the Auction Agent in writing of a decision to redeem shares of any series of AMPS at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (c) of Section 8 of Part I of the Articles Supplementary. Such notice by the Fund to the Auction Agent shall contain the information required by paragraph (c) of Section 8 of Part I of the Articles Supplementary to be stated in the notice of redemption required to be mailed by the Fund to such Holders.

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4.   The Auction Agent as Transfer Agent and Registrar.

          4.1  Issue of Stock or Shares Certificates.

          Upon the Date of Original Issue of each series of AMPS, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Fund and, at the request of the Fund, registered in the name of Cede & Co. and countersigned by the Auction Agent. If there is no Securities Depository, at the Fund's option and upon its receipt of such documents as it deems appropriate, any AMPS may be registered in the Fund's stock register in the name of the Beneficial Owner thereof, and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof. For the avoidance of doubt, such certificates should be provided by the Fund at its expense. If the certificate or certificates for AMPS are not held by the Securities Depository or its nominee, payment upon transfer or exchange will be made in same-day funds to the Auction Agent against delivery of such certificates.

          4.2  Registration of Transfer of Shares.

          Shares of each series of AMPS shall be registered solely in the name of the Securities Depository or its nominee.

          4.3  Removal of Legend on Restricted Shares.

          All requests for removal of legends on AMPS of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Fund Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

          4.4  Lost Stock or Share Certificates.

          The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Auction Agent, subject at all times to provisions of law, the by-laws of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Auction Agent to issue a replacement or new certificate pursuant to this
Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Auction Agent that such issuance will comply with such provisions of law and the by-laws and resolutions of the Fund.

          4.5  Disposition of Cancelled Certificates; Record Retention.

          The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. The Fund shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records.

          4.6  Stock or Record Books.

          For so long as the Auction Agent is acting as the transfer agent for any series of AMPS pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the AMPS of each such series. In case of any request or demand for the inspection of the stock or record books of the Fund or any other books in the possession of the Auction Agent, the Auction Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure or (b) it is advised by its counsel that its failure to do so would be unlawful.

          4.7  Return of Funds.

          Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including but not limited to redemption of AMPS of any series, that remain unpaid after ninety days shall be repaid to the Fund upon the written request of the Fund. Such funds, while deposited with the Auction Agent, will be held in trust for the payment of the applicable dividend, Redemption Price or Late Charge.

5.   Representations and Warranties.

          5.1  Representations and Warranties of the Fund.

          The Fund represents and warrants to the Auction Agent that:

                    (a) the Fund is duly organized and is an existing corporation in good standing under the laws of the State of its incorporation or organization and has full corporate power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the AMPS of each series, and the AMPS of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

                    (b) the Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the legal, valid and binding obligation of the Fund;

                    (c) the form of the certificate evidencing the AMPS of each series complies or will comply with all applicable laws of the State of its incorporation or organization;

                    (d) when issued, the AMPS of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of AMPS of each series;

                    (e) the execution and delivery of the Agreement and the issuance and delivery of the AMPS of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation of the Fund (as amended by one or more Articles Supplementary) or the By-Laws of the Fund, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Fund or the Fund and its subsidiaries taken as a whole; and

                    (f) no taxes are payable upon or in respect of the execution of the Agreement or the issuance of the AMPS of any series.

          5.2  Representations and Warranties of the Auction Agent.

          The Auction Agent represents and warrants to the Fund that:

                         (i) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of Delaware and has the corporate power to enter into and perform its obligations under this Agreement;

                         (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

                         (iii) the Auction Agent has such licenses, consents, approvals and registrations as are necessary or appropriate to perform the services and duties set forth in this Agreement, and will maintain them in effect for the duration of this Agreement.

6.   The Auction Agent.

          6.1  Duties and Responsibilities.

                    (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any Person, except as provided by this Agreement.

                    (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement or the Broker-Dealer Agreements, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

                    (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Auction Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to loss of profits), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                    (d) The Auction Agent shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be responsible for or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any document under this Agreement other than its employees or agents.

          6.2  Rights of the Auction Agent.

                    (a) The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Fund or with the Broker-Dealers or both.

                    (b) The Auction Agent may consult with counsel satisfactory to the Fund and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                    (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                    (d) The Auction Agent may, with the prior consent of the Fund, perform its duties and exercise its rights hereunder either directly or, with the consent of the Fund, by or through agents or attorneys and shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it.

                    (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

          6.3  Compensation, Expenses and Indemnification.

                    (a) The Fund shall pay the Auction Agent compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements as the Fund and the Auction Agent have agreed to in writing from time to time.

                    (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and, to the extent permitted under the indemnification provisions of this Agreement, counsel), except any expense or disbursement attributable to its negligence or bad faith.

                    (c) The Fund shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from the Auction Agent's negligence or bad faith.

          6.4  Auction Agent's Disclaimer.

          The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker-Dealer Agreements or the AMPS of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent and the representations and warranties set forth in Section 5.2.

7.   Miscellaneous.

          7.1  Term of Agreement.

                    (a) The term of the Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Fund has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Fund on the date specified in such notice, which date shall be no earlier than 60 days after the date of delivery of such notice.

                    (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Fund and the Auction Agent under the Agreement with respect to any series of AMPS shall cease upon termination of the Agreement with respect to such series. The Fund's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.4 hereof shall survive the termination of the Agreement with respect to any series of AMPS. Upon termination of the Agreement with respect to any series of AMPS, the Auction Agent shall, at the Fund's request, promptly deliver to the Fund copies of all books and records maintained by it with respect to AMPS in connection with its duties hereunder, resign as the Auction Agent under the Broker-Dealer Agreement and transfer promptly to the Fund or to any successor auction agent, as requested by the Fund, any funds deposited by the Fund with the Auction Agent (whether in its capacity as Auction Agent or Paying Agent) pursuant to the Agreement which have not been distributed previously by the Auction Agent in accordance with the Agreement.

          7.2  Communications.

          Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Fund:               Flaherty & Crumrine/Claymore Total Return Fund
                                Incorporated
                              c/o Flaherty & Crumrine, Inc.
                              Attn: Donald Crumrine
                              301 East Colorado Boulevard, Suite 720
                              Pasadena, California 91101
                              Telecopier No.: (626) 795-0269
                              Telephone No.: (626) 795-7300
                              cc: Rose F. DiMartino, Esq.
                              Willkie Farr & Gallagher LLP
                              787 Seventh Avenue
                              New York, NY 10019

If to the Auction Agent:      Wilmington Trust Company
                              1100 North Market Street
                              Wilmington, Delaware 19890-1615
                              Attn: Corporate Trust Administration (Tom Morris)
                              Telecopier No.: (302) 636-4140
                              Telephone No.: (302) 636-6432
          or such other address or facsimile number as such party hereafter may specify for such purpose by written notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

          7.3  Entire Agreement.

          The Agreement contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

          7.4  Benefits.

          Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

          7.5  Amendment; Waiver.

                    (a) The Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                    (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          7.6  Successors and Assigns.

          The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Auction Agent. The Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld.

          7.7  Severability.

          If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          7.8  Disclosure of Information.

          The Auction Agent agrees that it will not disclose or use any "non-public personal information" about the Fund's shareholders other than such uses or disclosures as are permitted by Regulation S-P under Section 504 of the Gramm-Leach Bliley Act ("Regulation S-P"). "Nonpublic personal information" about a shareholder shall mean: (i) personally identifiable financial information; (ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available; and (iii) any other information that a customer or the transfer agent is prohibited from using or disclosing pursuant to Regulation S-P. The Auction Agent also agrees to comply with all federal and state anti-money laundering laws applicable to such party, including, to the extent applicable, the USA PATRIOT Act of 2001 and any implementing rules, regulations and authoritative guidelines of any applicable regulatory agency thereunder.

          7.9  Governing Law.

          The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          7.10 Execution in Counterparts

          This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                       FLAHERTY & CRUMRINE/CLAYMORE TOTAL RETURN
                                       FUND INCORPORATED


                                       By:
                                           --------------------------------
                                           Name
                                           Title


                                       WILMINGTON TRUST COMPANY


                                       By:
                                           --------------------------------
                                           Name
                                           Title

                                                                       EXHIBIT A

                                     FORM OF
                             BROKER-DEALER AGREEMENT

                                       I-1